Exhibit 1.1

MASTEC, INC.

DEALER MANAGER AGREEMENT

November 24, 2010

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

1. Exchange Offers. MasTec, Inc., a Florida corporation (the “Company”), plans to make an offer to exchange (i) up to $115,000,000 aggregate principal amount of its 4% Senior Convertible Notes due 2014 (the “Old 4% Notes”) for up to $115,000,000 principal amount of its 4% Senior Convertible Notes due 2014 (the “New 4% Notes”) plus an exchange fee described in the Exchange Offer Material (as defined below) and (ii) up to $100,000,000 aggregate principal amount of its 4.25% Senior Convertible Notes due 2014 (the “Old 4.25% Notes”, and together with the Old 4% Notes, the “Old Securities”) for up to $100,000,000 principal amount of its 4.25% Senior Convertible Notes due 2014 (the “New 4.25% Notes”, and together with the New 4.25% Notes, the “New Notes”) plus an exchange fee described in the Exchange Offer Material (such offers, as they may be amended and supplemented, the “Exchange Offers”). The Exchange Offers will be on the terms and subject to the conditions set forth in the Exchange Offer Material.

The New Notes will be guaranteed by (i) each of the Company’s subsidiaries listed in Schedule I hereto, and (ii) any subsidiary of the Company that is formed or acquired after the date on which the Exchange Offers are consummated (the “Closing Date”) and that executes an additional guarantee in accordance with the terms of the related Exchange Indenture (as defined below), and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”, and together with the New Notes, the “New Securities”). The New Securities are convertible into shares of the Company’s common stock, par value $0.10 per share (the “Conversion Shares”), and are to be issued pursuant to the provisions of a base indenture dated as of June 5, 2009 (the “Base Indenture”), as supplemented by two supplemental indentures, each to be dated as of the Closing Date (the Base Indenture as so supplemented, the “Exchange Indentures”) among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”).

2. Engagement as Dealer Managers. (a) In consideration of the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby engages Morgan Stanley & Co. Incorporated and Barclays Capital Inc. as Dealer Managers (the “Dealer Managers”), on a several and not joint basis, in connection with the Exchange Offers. As Dealer Managers, you agree, in accordance with your customary practice, to perform in connection with the Exchange Offers those services that are customarily performed by investment banking concerns in connection with similar exchange offers, including, to the extent requested by the Company, and, in accordance with all applicable United States laws and regulations, to assist in the solicitation of tenders of Old Securities pursuant to the terms of the Exchange Offers and to communicate with brokers, dealers, commercial banks, trust companies, nominees and other persons with respect to the Exchange Offers. The performance by you of such services hereunder shall commence on the date of commencement of the Exchange Offers (the “Commencement Date”).

(b) You have been engaged to act as Dealer Managers in connection with the Exchange Offers and, in such capacity, each of you shall act as an independent contractor, not as an agent, with duties owed solely to the Company. In connection with the solicitation of tenders of Old Securities, no broker, dealer, commercial bank, trust company or other nominee is to be deemed to be acting as your agent or as agent of the Company, and none of you shall be deemed to be an agent of the Company, any broker, dealer, commercial bank, trust company or other nominee or any other person. In soliciting or obtaining tenders, you shall not be and shall not be deemed for any purpose to act as a partner or joint venture of or a member of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offers, any acceptance of the Old Securities, or otherwise, and none of the Company’s partners, joint ventures or affiliates shall be deemed to act as your agent. The Company shall have sole authority for the acceptance or rejection of any and all tenders. The Company expressly acknowledges that all opinions and advice (written or oral) given by you to the Company in connection with your engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transactions to which such opinions or advice relate.

(c) Neither you nor any of your affiliates shall have any liability to the Company or any other person for any losses, claims, damages, liabilities and expenses arising from any act or omission on the part of any broker, dealer, commercial bank, trust company, or any other person in connection with the Exchange Offers, and neither you nor any of your affiliates shall be liable for any losses, claims, damages, liabilities and expenses arising from your own acts or omissions in performing your obligations as Dealer Managers hereunder, except for any such losses, claims, damages, liabilities and expenses to the extent such losses, claims, damages, liabilities and expenses are finally judicially determined to have resulted directly from your gross negligence, bad faith or willful misconduct.

3. The Exchange Offer Material. (a) The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (File No. [•]), including a prospectus, relating to the New Securities. The registration statement as amended at the time it becomes effective under the Securities Act of 1933, as amended (the “Securities Act”), and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, from and after the effectiveness of such amendment or supplement, such registration statement as so amended or supplemented, is hereinafter referred to as the “Registration Statement.” The preliminary prospectus included in the Registration Statement on the Commencement Date, and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement prior to the effectiveness of the Registration Statement, from and after the time it is first provided by the Company for use in connection with the Exchange Offer, such preliminary prospectus as so amended or supplemented, is hereinafter referred to as a “Preliminary Prospectus.” The prospectus included in the Registration Statement at the time it is declared effective, and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, from and after the time it is first provided by the Company for use in connection with the Exchange Offer, such prospectus as so amended or supplemented, is hereinafter referred to as the “Prospectus.” The Company has also prepared and filed with the Commission a tender offer statement on Schedule TO (as the same may be amended, the “Schedule TO”).

(b) The Registration Statement, the Preliminary Prospectus, the Prospectus, the Schedule TO the accompanying Letter of Transmittal (as the same may be amended, the “Letter of Transmittal”) and any materials incorporated by reference therein, and in each case as amended or supplemented from time to time, are referred to herein collectively as the “Exchange Offer Material.”

(c) The Company agrees to furnish you, at its own expense, with as many copies as you may reasonably request of the Exchange Offer Material and any amendments or supplements thereto. The Company agrees that, at a reasonable time prior to using or filing any Exchange Offer Material, the Company will furnish to you a reasonable number of copies of such material and will give reasonable consideration to your and your counsel’s comments, if any, thereon.

(d) Prior to and during the period of the Exchange Offers, the Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any material change in any Exchange Offer Material then being used or that would render any representation or warranty contained in this Agreement, if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact, untrue in any material respect.

(e) The Dealer Managers hereby agree that, without the prior written consent of the Company (which consent the Company agrees will not be unreasonably withheld), the Dealer Managers will not hereafter publicly disseminate any written materials to holders of Old Securities for or in connection with the solicitation of tenders of Old Securities pursuant to the Exchange Offers, other than the Exchange Offer Material.

4. Withdrawal. In the event that:

(a) the Company uses, permits the use of or files with the Commission or any other Federal or other governmental agency, authority or instrumentality (each, an “Other Agency”) the Exchange Offer Material or any amendment or supplement thereto and such document (i) has not been submitted to you previously for your and your counsel’s comments or (ii) has been so submitted, and you or your counsel have made comments that have not been reflected in a manner reasonably satisfactory to you and your counsel;

(b) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein;

(c) the Exchange Offers are terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company’s ability to carry out the Exchange Offers, the exchange of the Old Securities pursuant thereto or the performance of this Agreement; or

(d) you shall not have received (i) on the Commencement Date and on the Closing Date, the opinion of counsel described in Section 9(a) hereof, (ii) on the Commencement Date and on the Closing Date, the accountant’s “comfort letters” described in Section 9(b) hereof and (iii) on the Closing Date, certificates of executive officers of the Company as described in Section 9(c) hereof, then each of you shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offers without any liability or penalty to you or any other Indemnified Person (as defined in Section 11 below) and without loss of any right to indemnification or contribution provided in Section 11 or right to the payment of all expenses payable pursuant to Section 6 that have accrued to the date of such withdrawal, which expenses shall be paid promptly after the date of such withdrawal. If a Dealer Manager shall withdraw pursuant to the foregoing, the other Dealer Manager shall have the right, but not the obligation, exercisable in its sole discretion, to continue as a Dealer Manager hereunder, in which event this Agreement shall remain in full force and effect with respect to the Dealer Manager who elects to so continue and all expenses payable hereunder accruing after the date of such withdrawal shall be payable solely to such Dealer Manager or as otherwise set forth in this Agreement.

5. Fees. [Intentionally Omitted.]

6. Expenses. The Company shall (a) reimburse brokers and dealers (including yourself), commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, (b) pay all fees and expenses relating to the preparation, filing, printing, mailing and publishing of the Exchange Offer Material and any other material prepared in connection with the Exchange Offers, all advertising expenses relating to the Exchange Offers, the fees and expenses of the Exchange Agent (as defined in Section 7 below) and the Trustee and all other fees and expenses incurred by the Company or any of its affiliates in connection with the Exchange Offers, (c) to pay all expenses incident to the preparation, issuance and delivery of the New Securities and the Conversion Shares, the qualification of the New Securities and the Conversion Shares under state securities or “blue sky” laws in accordance with the provisions of Section 10(g), including the reasonable fees and disbursements of your counsel, (d) any fees charged by rating agencies for the rating of the New Securities, if any, and the filing fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc. made in connection with the offering of the New Securities, (e) all costs and expenses incidental to listing the Conversion Shares on the New York Stock Exchange, (f) reimburse you for all reasonable out-of-pocket expenses incurred by you in connection with your services as Dealer Managers including, but not limited to, the reasonable legal fees and disbursements of your legal counsel incurred in connection with the Exchange Offers and the preparation of this Agreement (which fees and expenses will be paid directly to such counsel), (g) the document production charges and expenses associated with printing this Agreement and (h) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. All payments to be made pursuant to this Section 6 shall be made promptly after the expiration or termination of the Exchange Offers (or when required pursuant to Section 4). The Company shall perform its obligations as set forth in this Section 6 whether or not the Exchange Offers are commenced or any Old Securities are tendered for exchange pursuant to the Exchange Offers.

7. Securities Lists; Exchange Agent. (a) The Company shall provide you or cause the trustee under the indenture pursuant to which the Old Securities were issued (the “Indenture”) and The Depository Trust Company (“DTC”) to provide you with copies of the records or other lists showing the names and addresses of, and principal amounts of Old Securities held by, the holders of Old Securities as of a recent date and shall, from and after such date, use its commercially reasonable efforts to cause you to be advised from day to day during the pendency of the Exchange Offers of all transfers of Old Securities, such notification consisting of the name and address of the transferor and transferee of any Old Securities and the date of such transfer.

(b) The Company has appointed and authorizes you to communicate with U.S. Bank National Association, in its capacity as exchange agent (the “Exchange Agent”), in connection with the Exchange Offers. The Company will instruct the Exchange Agent to advise you at least daily as to such matters relating to the Exchange Offers as you may reasonably request (including, but not limited to, advising you from day to day during the pendency of the Exchange Offers of all tenders of Old Securities, with such notification consisting of the name and address of the tendering party and the date of such tender) and to furnish you with any written reports concerning any such information as you may reasonably request.

8. Representations and Warranties and Certain Agreements. The Company represents and warrants to you, and agrees with you, as follows:

(a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Exchange Offer Material and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and under the Exchange Offers and to consummate the Exchange Offers in accordance with their terms.

(b) Each “significant subsidiary” as such term is defined in Item 1-02 of Regulation S-X promulgated by the Commission (each a “Significant Subsidiary”) of the Company is listed on Schedule II hereto. Each Significant Subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of the respective jurisdiction of incorporation or organization, has the corporate or limited liability company power and authority to own its respective property and to conduct its respective businesses as described in the Exchange Offer Material and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its respective businesses or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Exchange Offer Material.

(c) Each Guarantor has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of the respective jurisdiction of incorporation or organization, has the corporate or limited liability company power and authority to own its respective property and to conduct its respective businesses as described in the Exchange Offer Material and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its respective businesses or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as set forth in the Exchange Offer Material. Each of the Guarantors has all necessary corporate or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and under the Exchange Offers and to consummate the Exchange Offers in accordance with their terms.

(d) The Exchange Offers and all other actions by the Company and the Guarantors contemplated in the Exchange Offer Material and this Agreement have been duly and validly authorized by all necessary corporate or limited liability company action by the Company and the Guarantors and no other corporate or limited liability company proceedings by the Company or the Guarantors are necessary to authorize any such actions.

(e) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors; and this Agreement is a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that rights to indemnification and contribution hereunder may be limited by applicable Federal or state securities laws.

(f) The New Notes have been duly authorized. At the Closing Date, the New Notes will be in the form contemplated by the related Exchange Indenture and will have been duly executed by the Company, and, when authenticated in accordance with the provisions of such Exchange Indentures, will be entitled to the benefits of such Exchange Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantees have been duly authorized. At the Closing Date, the Guarantees will be in the respective forms contemplated by the related Exchange Indenture and will have been duly executed by each of the Guarantors and, when the New Notes have been authenticated in accordance with the provisions of such Exchange Indenture, will be entitled to the benefits of such Exchange Indenture and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(g) The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the New Securities in accordance with the terms of the New Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights.

(h) The Company will accept Old Securities in exchange for New Securities in accordance with and subject to the terms and conditions of the Exchange Offers.

(i) The Exchange Indentures have been duly authorized by the Company and the Guarantors, and the Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). At the Closing Date, each of the Exchange Indentures will have been duly qualified under the Trust Indenture Act, will have been duly executed and delivered by the Company and the Guarantors and will be a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(j) A complete and correct copy of the Exchange Offer Material has been furnished to you or will be furnished to you no later than the Commencement Date. The Registration Statement, the Preliminary Prospectus, the Prospectus and the Schedule TO, in each case as amended and supplemented from time to time, comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Trust Indenture Act and, in each case, the rules and regulations promulgated by the Commission thereunder.

(k) (i) The Registration Statement, when it became or becomes effective, did not or will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Preliminary Prospectus, the Prospectus and the other Exchange Offer Material (other than the Registration Statement) do not contain and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Exchange Offer Material based upon information relating to any Dealer Manager furnished to the Company in writing by such Dealer Manager expressly for use therein.

(l) The Registration Statement has or will become effective on or prior to the Closing Date and no stop order suspending the effectiveness of the Registration Statement will be in effect on the Closing Date; and no restraining order, injunction or denial of an application for approval has been issued, and no proceedings, litigation or investigations have been initiated or, to the best of the Company’s knowledge, threatened, by or before the Commission or any Other Agency (including any court) of the United States or the State of New York with respect to the commencement or consummation of the Exchange Offers or the execution, delivery or performance of this Agreement, the Exchange Indentures or the New Securities, or to which the Company or any of its subsidiaries is a party or subject or to which any of the properties of the Company or any of its subsidiaries is subject, that are required to be disclosed in the Exchange Offer Material, other than proceedings accurately described in the Exchange Offer Material.

(m) The Exchange Offers, the exchange of Old Securities for New Securities pursuant to the Exchange Offers and the execution, delivery and performance of, and the consummation by the Company and the Guarantors of the transactions contemplated in, this Agreement, comply and will comply in all material respects with all applicable requirements of the Securities Act, the Exchange Act, applicable state securities or “blue sky” laws and other applicable laws, and all applicable rules and regulations of the Commission or any Other Agency. The commencement and consummation by the Company of the Exchange Offers, the execution of the Exchange Indentures by the Company and the Guarantors, the issuance of the New Securities and the other transactions by the Company and the Guarantors contemplated in the Exchange Offer Material and this Agreement do not and will not require any material consent, authorization, approval, order, exemption or other action of, or filing with or notification to, the Commission or any Other Agency, other than the filing of the Registration Statement.

(n) The Exchange Offers, the exchange of Old Securities for New Securities pursuant to the Exchange Offers, the Exchange Indentures, the New Securities and all other actions by the Company contemplated in the Exchange Offer Material, and the execution, delivery and performance of, and the consummation by the Company and the Guarantors of the transactions contemplated in, this Agreement, do not and will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Guarantors or any agreement or other instrument binding upon the Company or any of its subsidiaries or the

Guarantors that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantors of their respective obligations under this Agreement, the Exchange Indentures, the New Securities, the Exchange Offers and any other agreement or instrument entered into or issued or to be entered into by the Company or the Guarantors in connection with the transactions contemplated hereby or thereby (including the issuance of the Conversion Shares) except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer of the New Securities.

(o) The Company is not, nor will be as a result of the consummation of the Exchange Offers, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(p) The documents incorporated or deemed to be incorporated by reference in the Exchange Offer Material, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Exchange Offer Material at its date and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(q) The accountants who have certified or shall certify the financial statements of the Company included, to be included or incorporated by reference in the Exchange Offer Material are independent public accountants as required by the Exchange Act.

(r) The financial statements of the Company and its subsidiaries and the related notes and schedules included or incorporated by reference in the Exchange Offer Material fairly present and will fairly present the financial condition of the Company and its subsidiaries on a consolidated basis as of the dates indicated, and the results of operations and changes in financial position of the Company and its subsidiaries on a consolidated basis for the periods therein specified, in each case, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly stated therein).

(s) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Exchange Offer Material.

(t) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Exchange Offer Material and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Exchange Offer Material.

(u) Except as disclosed in the Exchange Offer Material, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval; in each case, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) Except as disclosed in the Exchange Offer Material, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) On or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with DTC to allow for the book-entry movement of the Old Securities tendered for exchange between depository participants and the Exchange Agent.

(x) Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the Commencement Date, as of the date of any publication, filing and/or distribution of the Exchange Offer Material and on and as of the Closing Date.

9. Opinions of Counsel; Officers Certificates. (a) On the Commencement Date and the Closing Date, the Company will deliver to you an opinion of Greenberg Traurig, P.A., counsel to the Company, substantially in the form set forth in Exhibit A and B attached hereto, respectively.

(b) On the Commencement Date and the Closing Date, the Company will deliver to you an opinion of Albert de Cardenas, Executive Vice President and General Counsel of the Company, substantially in the form set forth in Exhibit C attached hereto.

(c) On each of the Commencement Date and the Closing Date, the Company will deliver to you a letter dated the Commencement Date or the Closing Date, as the case may be, in form and substance satisfactory to you and your counsel, from each of BDO Seidman, LLP and LarsonAllen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Exchange Offer Material.

(d) On the Closing Date, the Company will deliver to you certificates of executive officers of the Company, dated as of such date, to the effect that all the representations and warranties of the Company contained herein are true and correct as though expressly made at such time and that the Company has performed in all material respects all obligations hereunder theretofore required to be performed.

10. Covenants. The Company agrees:

(a) to advise you promptly of (i) the occurrence of any event that could cause the Company to withdraw or terminate any Exchange Offer and (ii) any proposal or requirement to amend or supplement any Exchange Offer Material;

(b) to notify you, promptly after the Company receives notice thereof (and, if in writing, to furnish you a copy thereof), (i) of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective, or any amendment or supplement to the Preliminary Prospectus, the Prospectus or any amended or additional Exchange Offer Material shall have been filed, (ii) of the receipt of any comments from the Commission relating to any Exchange Offer, (iii) of the issuance by the Commission or any Other Agency of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any of the Exchange Offer Material, (iv) of the suspension of the qualification of the New Securities for offering or sale in connection with any Exchange Offer in any jurisdiction, (v) of any request by the Commission or any Other Agency to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or the other Exchange Offer Material or for additional information and of receipt (whether written or oral) by the Company (or by an of its officers or attorneys) of any other communication from the Commission or any Other Agency relating to any Exchange Offer Material (and, if any such item is in writing, to promptly furnish you a copy thereof) or (vi) of the institution or threatening of any proceedings for any such purpose to which the Company has notice or of any litigation or other administrative proceeding with respect to any Exchange Offer;

(c) to provide to you promptly any other information relating to the Exchange Offers that you may from time to time reasonably request, and to advise you promptly if any information previously provided becomes inaccurate in any material respect or is required to be updated;

(d) to comply in all material respects with the provisions of the Securities Act, the Exchange Act and the Trust Indenture Act and, in each case, the rules and regulations promulgated by the Commission thereunder, in connection with the Exchange Offer Material, the Exchange Offers and the transactions contemplated hereby and thereby;

(e) if any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Exchange Offer Material in order to make the statements therein, in the light of the circumstances when the Exchange Offer Material is delivered to a holder of Old Securities, not misleading, or if, in the opinion of counsel for the Dealer Managers, it is necessary to amend or supplement the Exchange Offer Material to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Dealer Managers and to any other dealers upon request, either amendments or supplements to the

Exchange Offer Material so that the statements in the Exchange Offer Material as so amended or supplemented will not, in the light of the circumstances when the Exchange Offer Material is delivered to a holder of Old Securities, be misleading or so that the Exchange Offer Material, as amended or supplemented, will comply with law;

(f) to use all commercially reasonable efforts to cause the Registration Statement and any post-effective amendments to the Registration Statement to promptly become effective; and the Company will prepare and file, as required, any and all necessary amendments and supplements to any of the Exchange Offer Material and, if required by the Securities Act or the Exchange Act, will use all commercially reasonable efforts to cause such Exchange Offer Material to promptly become effective; and

(g) to endeavor to qualify the New Securities and Conversion Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as you shall reasonably request.

11. Indemnification and Contribution; Settlement of Litigation; Release. (a) The Company and the Guarantors, jointly and severally, hereby agree to indemnify, defend and hold harmless each Dealer Manager, its affiliates, within the meaning of Rule 405 under the Securities Act, and their respective officers, directors, employees and agents and each person, if any, who is controlled by or controls any Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an Indemnified Person”) from and against any losses, claims, damages, liabilities and expenses whatsoever (each a “Loss” and collectively the “Losses”), and will reimburse each Indemnified Person for all expenses reasonably incurred (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Loss, action, claim, suit, investigation or proceeding (whether or not pending or threatened and whether or not any Indemnified Person (as defined below) is a party), in each case related to, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any of the Exchange Offer Material (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Dealer Manager furnished to the Company in writing by such Dealer Manager expressly for use therein, (ii) the Exchange Offers, (iii) the exchange of Old Securities for New Securities pursuant to the Exchange Offers, (iv) all other actions contemplated in the Exchange Offer Material with respect to the Exchange Offers, (v) any breach by the Company of any representation or warranty or failure to comply with any of the covenants and the agreements contained herein or (vi) any withdrawal or termination by the Company of, or failure by the Company to commence or consummate, the Exchange Offers; provided, however, that in the case of clauses (ii), (iii), (iv) or (vi) the Company and the Guarantors will not be liable for any such Losses to the extent such Losses are finally judicially determined by a court of competent jurisdiction to have resulted directly from the gross negligence, bad faith or willful misconduct of the Dealer Managers. In addition, the Company and the Guarantors hereby agree to indemnify, defend and hold harmless each Indemnified Person from and against any Losses (or expenses relating thereto) related to, arising out of or in connection with any advice or services rendered or to be rendered by any Dealer Manager pursuant to or in connection with this Agreement other than to the extent that such Losses (or expenses relating thereto) are finally judicially determined by a court of competent jurisdiction to have resulted directly from the gross negligence, bad faith or willful misconduct of such Dealer Manager. No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, any Guarantor or any other person for any act or omission on the part of any broker or dealer in securities or any commercial bank, trust company or other nominee and no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, any Guarantor or any other person for any Losses arising from or in connection with any act or omission of a Dealer Manager in performing its obligations hereunder or otherwise in connection with the Exchange Offers, the purchase of Old Securities pursuant to the Exchange Offers or any other action contemplated in the Exchange Offer Material, except to the extent that any such Losses are finally judicially determined by a court of competent jurisdiction to have resulted directly from the gross negligence, bad faith or willful misconduct of such Dealer Manager.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Person in respect of which indemnity may be sought pursuant to paragraph (a) of this Section 11, such Indemnified Person shall notify the Company in writing promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure so to notify the Company shall not, however, relieve the Company from any liability which it may have on account of the indemnity under this Section 11 if it has not been prejudiced in any material respect by such failure. Upon request of the Indemnified Person, the Company shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding that are reasonably incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; in which case, the Company shall pay the fees and disbursements of such counsel related to such proceeding that are reasonably incurred. It is understood that the Company and the Guarantors shall not, in respect of the legal expenses of any Indemnified Person in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are reasonably incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated and Barclays Capital Inc. and shall be reasonably acceptable to the Company. The Company and the Guarantors shall not be liable for any settlement of any proceeding effected without the Company’s written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Company and the Guarantors agree to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse the Indemnified Person for reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company and the Guarantors agree that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with the requirements set forth herein prior to the date of such settlement. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 11 is unavailable to an Indemnified Person or insufficient in respect of any Losses (and expenses relating thereto that are reasonably incurred) referred to therein, then the Company and the Guarantors, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company and the Guarantors, on the one hand, and to the Dealer Managers, on the other hand, of the Exchange Offers or (ii) if the allocation provided by the preceding clause (i) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and of the Dealer Managers, on the other hand, in connection with any matter that has resulted in such Losses, as well as any other relevant equitable considerations. For the purposes of this Section 11, the Company and the Guarantors shall be deemed to have received 100% of the benefits, in light of the fact that the Dealer Managers have agreed to assist the Company and the Guarantors pursuant to this Agreement for no fee. The relative fault of the Company and the Guarantors, on the one hand, and of the Dealer Managers, on the other hand, (x) in the case of any untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Dealer Managers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (y) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company, the Guarantors or their affiliates or by the Dealer Managers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.

(d) The Company, the Guarantors and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the Losses referred to in this Section 11 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The reimbursement, indemnity and contribution obligations of the Company provided for in this Agreement shall be in addition to any liability which the Company may otherwise have.

12. Full Force and Effect. The provisions of Sections 8, 11, 13, 19, 20 and 25 hereof shall apply to the Exchange Offer Material and any modification thereof and shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, termination, expiration or consummation of, the Exchange Offers or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Person, (iii) any withdrawal by you pursuant to Section 4 or otherwise and (iv) the completion of your services hereunder.

13. Confidentiality. Any advice or opinions provided by you will not be disclosed or referred to publicly or to any third party (other than to attorneys and accountants of the Company who agree to keep such advice or opinions confidential) except in accordance with your prior written consent or as may be required by applicable laws. The Company agrees that any reference to you in the Exchange Offer Material, or in any other release or communication relating to the Exchange Offers, is subject to your prior written approval.

14. Trading Activities. The Company acknowledges that you are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of your trading and brokerage activities, any of you or your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for your or its own account or the accounts of customers, in debt or equity securities of the Company or any other company that may be involved in the Exchange Offers.

15. Termination. This Agreement may be terminated upon the earlier of (a) the expiration, withdrawal or termination of the Exchange Offers, (b) the date of the withdrawal by all the Dealer Managers pursuant to Section 4 of this Agreement or (c) the time and date at which this Agreement is terminated by the mutual consent of the parties hereto. Notwithstanding the termination of the Agreement pursuant to this Section 15, the right to reimbursement pursuant to the provisions of Section 6 of this Agreement, accrued prior to the date of such termination, and the indemnity and the other provisions set forth in Sections 11 and 12 hereof will remain operative.

16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

17. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon any successors, assigns, heirs and personal representatives of the Company, you and the other Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20. CONSENT TO JURISDICTION. THE COMPANY HEREBY (A) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY WITH RESPECT TO ANY ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTIONS OR PROCEEDINGS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT, (C) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

22. Amendment. This Agreement may not be amended or waived except in writing signed by each party to be bound thereby.

23. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy, as follows:

(a)	If to you:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Attention: Equity Syndicate Desk

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Liability Management Group

with a copy to:

Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022

Telecopy No.: (646) 848-8021

Attention: Joel Klaperman

(b)	If to the Company:

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Telecopy No.: (305) 406-1907

Attention: Albert de Cardenas Esq.

with a copy to:

Greenberg Traurig, P.A.

333 Avenue of the Americas (333 S.E. 2nd Avenue)

Miami, Florida 33131

Telecopy No.: (305) 961-5722

Attention: Barbara Oikle

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by person delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy, on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered mail.

24. Subheadings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

25. WAIVER OF JURY TRIAL. YOU, ON THE ONE HAND, AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS STOCKHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO

YOUR ENGAGEMENT AS DEALER MANAGERS OR YOUR ROLE IN CONNECTION HEREWITH.

[Rest of Page Intentionally Left Blank]

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours, MASTEC, INC.

By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Financial Officer

Signature Pages to the Dealer Manager Agreement

CHURCH & TOWER, INC.

MASTEC BRAZIL I, INC.

MASTEC BRAZIL II INC.

MASTEC CONTRACTING COMPANY, INC. MASTEC LATIN AMERICA, INC.

MASTEC NORTH AMERICA, INC.

MASTEC SERVICES COMPANY, INC.

MASTEC SPAIN, INC.

MASTEC VENEZUELA, INC.

By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Financial Officer

DIRECT STAR TV, LLC

GLOBETEC CONSTRUCTION, LLC

MASTEC WIRELESS SERVICES, LLC

(f/k/a MASTEC NORTH AMERICA AC, LLC) MASTEC RESIDENTIAL SERVICES, LLC MASTEC PROPERTY HOLDINGS, LLC

NSORO MASTEC LLC

POWER PARTNERS MASTEC, LLC

By their sole member or manager,

as applicable:

MASTEC NORTH AMERICA, INC.

By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Financial Officer

Signature Pages to the Dealer Manager Agreement

NSORO MASTEC INTERNATIONAL, INC.

By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Vice President

PRECISION ACQUISITION LLC By its sole member: MASTEC, INC.

By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Financial Officer

PRECISION PIPELINE LLC PRECISION TRANSPORT COMPANY, LLC

By:	/s/ Michael D. Murphy
	Name:	Michael D. Murphy
	Title:	President

PUMPCO, INC.

By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Vice President

THREE PHASE ACQUISITION CORP.

By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Financial Officer

Signature Pages to the Dealer Manager Agreement

THREE PHASE LINE CONSTRUCTION, INC.

By:	/s/ Stanley Tedder
	Name:	Stanley Tedder
	Title:	Chief Executive Officer

WANZEK CONSTRUCTION, INC.

By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Vice President

Signature Pages to the Dealer Manager Agreement

Accepted and agreed as of the

date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Rizvan Dhalla
	Name:	Rizvan Dhalla
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Steven R. Halperin
	Name:	Steven R. Halperin
	Title:	Managing Director

Signature Pages to the Dealer Manager Agreement

Schedule I

Guarantor	State of Formation

Church & Tower, Inc.	Florida

Direct Star TV, LLC	North Carolina

GlobeTec Construction, LLC	Florida

MasTec Brazil I, Inc.	Florida

MasTec Brazil II, Inc.	Florida

MasTec Contracting Company, Inc.	Nevada

MasTec Latin America, Inc.	Delaware

MasTec North America, Inc.	Florida

MasTec Wireless Services, LLC (f/k/a MasTec North America AC, LLC)	Florida

MasTec Property Holdings, LLC	Nevada

MasTec Residential Services, LLC	Florida

MasTec Services Company, Inc.	Florida

MasTec Spain, Inc.	Florida

MasTec Venezuela, Inc.	Florida

Nsoro MasTec, LLC	Florida

Nsoro MasTec International, Inc.	Nevada

Power Partners MasTec, LLC	North Carolina

Precision Acquisition, LLC	Wisconsin

Precision Pipeline LLC	Wisconsin

Precision Transport Company, LLC	Wisconsin

Pumpco, Inc.	Texas

Three Phase Line Construction, Inc.	New Hampshire

Three Phase Acquisition Corp.	New Hampshire

Wanzek Construction, Inc.	North Dakota

Schedule II

MasTec North America, Inc.

DirectStar TV, LLC

Nsoro MasTec, LLC

Wanzek Construction, Inc.